Exhibit 99.1

Babcock & Wilcox Announces First Quarter 2013 Results and Announces Share Repurchase Authorization Increased to $500 Million

  Adjusted Earnings per Share of $0.46, GAAP EPS of $0.41
  Revenues of $805.4 million, Increased 5.2%
  Announces Quarterly Dividend

CHARLOTTE, N.C.--(BUSINESS WIRE)--May 7, 2013--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported first quarter 2013 revenues of $805.4 million, an increase of $39.5 million, or 5.2% from the first quarter of 2012. GAAP earnings per share for the first quarter of 2013 were $0.41 compared to $0.50 in the first quarter of 2012. Adjusted earnings per share for the first quarter 2013, which excludes the impact of $8.4 million of restructuring charges, were $0.46, a decrease of 8.0% from earnings per share of $0.50 for the first quarter of 2012.

During the first quarter of 2013, the Company repurchased 2.2 million shares of its common stock at a total cost of $57.1 million. Through May 7, 2013, the Company has repurchased a total of 7.5 million shares at a cost of $193.5 million, leaving approximately $56.5 million of capacity remaining under its previously announced $250 million share repurchase authorization. On May 3, 2013, the Board approved an increase of $250 million, to $500 million, to the authorization to repurchase the Company’s outstanding common stock during a two-year period.

Recent Highlights

  GAO Sustained B&W’s Protest of Procurement Decision for Combined Y-12/Pantex Management and Operating Contract
  Signed Cooperative Agreement with Department of Energy (DOE) for Small Modular Reactor Funding
  Signed Contract to Begin Second Phase of FutureGen 2.0 Carbon Capture Project
  Funding Authorization for Second Virginia-Class Submarine Included in 2013 Continuing Resolution

Results of Operations

Consolidated revenues for the first quarter of 2013 were $805.4 million, an increase of $39.5 million, or 5.2%, from the first quarter of 2012. Revenues for the Power Generation and Nuclear Operations segments increased $47.2 million and $11.0 million, respectively. These increases were driven by an increase in new build environmental equipment and increased manufacturing activity for US Government programs, respectively. Revenues for the Nuclear Energy segment decreased $23.0 million following the completion of several large contracts that were ongoing in the same period of the prior year.

Operating income for the first quarter of 2013 was $60.2 million, a decrease of $26.2 million, or 30.3%, compared to $86.4 million in the first quarter of 2012. Power Generation segment operating income was $33.3 million in the first quarter of 2013, a decrease of $6.2 million from the prior year period. Nuclear Operations segment operating income was $54.7 million in the first quarter of 2013, compared with $54.8 million in the same period last year. Operating income in the Technical Services segment during the first quarter 2013 decreased by $0.9 million, to $14.2 million, compared to $15.1 million in the first quarter of 2012. Nuclear Energy segment operating income in the first quarter of 2013 decreased by $9.4 million, to $2.3 million, compared to $11.7 million in the corresponding period of 2012. The $26.9 million operating loss in the mPower segment in the first quarter of 2013 does not reflect the benefit of the DOE cost-share program; under the terms of the Cooperative Agreement, reimbursement of approximately $21.5 million of qualified costs incurred from October 1, 2012 through March 31, 2013 is expected to be recorded in the second quarter of 2013.

Operating income for the first quarter of 2013 includes $8.4 million of special charges for restructuring activities related to our Global Competitiveness Initiative (GCI). Excluding the restructuring charges, adjusted operating income for the first quarter of 2013 was $68.6 million, a 20.6% decrease compared to the same period in 2012.

“We are pleased with revenue growth this quarter in both our Power Generation and Nuclear Operations segments. The contributions to operating income from Nuclear Operations and Technical Services remain strong and are meeting our expectations. Operating results in Power Generation this quarter reflect both the competitive environmental market and seasonal conditions that produce fewer project closeout opportunities. We expect full year results for this segment will meet previously discussed operating income margins,” said E. James Ferland, President and Chief Executive Officer of B&W. “Further, we believe the GAO decision to sustain the protest filed in regard to the combined Y-12/Pantex procurement decision supports our concerns about the initial award of this contract. While we await a final decision on a path forward from NNSA, B&W remains focused on operating both sites safely and securely.”

“We remain committed to returning capital to shareholders, as we have demonstrated by completing more than $193 million of share repurchase activity in only six months’ time. The increase in the repurchase authorization to $500 million will allow us to continue with our opportunistic buyback program.”

Reporting Segments

Beginning in 2013, the Company operates in five reportable segments: Power Generation, Nuclear Operations, Technical Services, Nuclear Energy and mPower. The small modular reactor business previously included in our Nuclear Energy segment is now being reported as a separate segment, mPower, in order to assist the assessment of the operating performance and capital allocation. The change in reportable segments has been applied to previously reported historical financial information and related disclosures.

Quarterly Dividend

On May 3, 2013, the Company declared a quarterly cash dividend of $0.08 per common share. The dividend will be payable on June 7, 2013 to shareholders of record on May 17, 2013.

Liquidity

The Company’s cash and investments position, net of debt, was $414.9 million at the end of the first quarter of 2013, a decrease of $118.0 million compared to $532.9 million at the end of the fourth quarter of 2012. During the quarter, the Company repurchased common shares totaling $57.1 million, contributed $21.9 to its pension plans and paid dividends of $9.1 million. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with $548.1 million of availability as of the end of the first quarter. The Company believes it maintains adequate liquidity to fund operations, which could include increased working capital requirements to fund internal growth, R&D programs, capital distribution programs, and product and geographic expansion opportunities.

Outlook for the Remainder of 2013

The Company reaffirms its expectation that 2013 consolidated revenues will be between $3.40 billion and $3.55 billion and adjusted earnings per share for the full year 2013 will be between $2.25 and $2.45. Adjusted earnings per share exclude the mark-to-market adjustment for pension and post-retirement benefits and GCI restructuring charges.

Reconciliation of Non-GAAP Operating Income and Earnings Per Share

		GCI
	Q1 2013	Restructuring	Q1 2013
	GAAP*	Charges	Adjusted*
Operating Income	$60.2	$8.4	$68.6
Other Income / (Expense)	0.9	-	0.9
Provision for Income Taxes	(16.3)	(2.9)	(19.2)
Net Income	44.9	5.5	50.4
Net Loss (Income) Attributable to Non-Controlling Interest	2.3	-	2.3
Net Income Attributable to The Babcock & Wilcox Company	$47.2	$5.5	$52.7

Diluted Earnings per Common Share	$0.41	$0.05	$0.46
Effective Tax Rate	26.6%		27.6%

		GCI
	Q1 2012	Restructuring	Q1 2012
	GAAP*	Charges	Adjusted*
Operating Income	$86.4	$-	$86.4
Other Income / (Expense)	(1.5)	-	(1.5)
Provision for Income Taxes	(27.9)	-	(27.9)
Net Income	57.1	-	57.1
Net Loss (Income) Attributable to Non-Controlling Interest	2.9	-	2.9
Net Income Attributable to The Babcock & Wilcox Company	$60.0	$-	$60.0

Diluted Earnings per Common Share	$0.50	$-	$0.50
Effective Tax Rate	32.8%		32.8%

* Amounts may not foot due to rounding

B&W is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss First Quarter 2013 Results

Date:	Wednesday, May 8, 2013, at 8:30 a.m. EDT
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to expected revenues, adjusted earnings per share for full year 2013 and reimbursement under the Cooperative Agreement. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the industries in which we operate, changes in management plans and commitments, our inability to execute on contracts in backlog and our inability to receive reimbursement and cost-share funding under the Cooperative Agreement with the DOE. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 14,000 people, in addition to approximately 10,400 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	March 31,	December 31,
	2013	2012
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$261,116	$383,547
Restricted cash and cash equivalents	60,601	60,961
Investments	93,382	88,769
Accounts receivable – trade, net	374,296	364,960
Accounts receivable – other	72,312	61,682
Contracts in progress	332,911	316,518
Inventories	117,115	124,218
Deferred income taxes	74,765	78,573
Other current assets	53,590	41,858

Total Current Assets	1,440,088	1,521,086

Property, Plant and Equipment	1,107,273	1,099,040
Less accumulated depreciation	661,902	652,019

Net Property, Plant and Equipment	445,371	447,021

Investments	4,206	4,090

Goodwill	280,289	280,780

Deferred Income Taxes	216,444	227,215

Investments in Unconsolidated Affiliates	189,383	186,354

Intangible Assets	87,367	87,686

Other Assets	86,244	86,123

TOTAL	$2,749,392	$2,840,355

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2013	2012
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$4,069	$4,062
Accounts payable	280,521	264,798
Accrued employee benefits	147,548	186,495
Accrued liabilities – other	77,354	57,991
Advance billings on contracts	417,109	472,287
Accrued warranty expense	82,865	83,682
Income taxes payable	-	9,973

Total Current Liabilities	1,009,466	1,079,288

Long-Term Debt	365	430

Accumulated Postretirement Benefit Obligation	69,299	71,208

Environmental Liabilities	46,790	46,497

Pension Liability	579,334	579,165

Other Liabilities	58,491	60,851

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 119,951,145 and 119,608,026 shares at March 31, 2013 and December 31, 2012, respectively	1,200	1,196
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	721,289	713,257
Retained earnings	387,087	349,063
Treasury stock at cost, 6,596,570 and 4,372,143 shares at March 31, 2013 and December 31, 2012, respectively	(168,809)	(109,809)
Accumulated other comprehensive income	27,780	32,728
Stockholders’ Equity – The Babcock & Wilcox Company	968,547	986,435
Noncontrolling interest	17,100	16,481
Total Stockholders’ Equity	985,647	1,002,916

TOTAL	$2,749,392	$2,840,355

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED
STATEMENTS OF INCOME
	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)
	(In thousands, except share and
	per share amounts)

Revenues	$805,423	$765,892
Costs and Expenses:
Cost of operations	619,697	563,888
Research and development costs	28,346	29,036
Gains on asset disposals and impairments – net	(69)	(260)
Selling, general and administrative expenses	103,600	104,165
Special charges for restructuring activities	8,423	-
Total Costs and Expenses	759,997	696,829

Equity in Income of Investees	14,787	17,357

Operating Income	60,213	86,420

Other Income (Expense):
Interest income	332	233
Interest expense	(818)	(623)
Other – net	1,406	(1,066)
Total Other Income (Expense)	920	(1,456)

Income before Provision for Income Taxes	61,133	84,964

Provision for Income Taxes	16,257	27,895

Net Income	$44,876	$57,069

Net Loss Attributable to Noncontrolling Interest	2,298	2,882

Net Income Attributable to The Babcock & Wilcox Company	$47,174	$59,951

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.41	$0.51
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.41	$0.50

Shares used in the computation of earnings per share:
Basic	114,097,313	118,255,346
Diluted	114,737,154	118,859,141

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$44,876	$57,069
Non-cash items included in net income:
Depreciation and amortization	17,358	17,715
Income of investees, net of dividends	(7,585)	(6,893)
Gain on asset disposals – net	(69)	(260)
In-kind research and development costs	3,020	3,644
Amortization of pension and postretirement costs	801	779
Stock-based compensation expense	4,274	3,983
Excess tax benefits from stock-based compensation	(13)	(1,406)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(13,757)	(28,497)
Net contracts in progress and advance billings on contracts	(70,775)	(30,997)
Accounts payable	20,305	(10,159)
Inventories	5,864	(6,066)
Current and deferred income taxes	3,827	28,844
Accrued and other current liabilities	17,508	4,378
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(38,666)	(118,205)
Other, net	(13,283)	(17,163)
NET CASH USED IN OPERATING ACTIVITIES	(26,315)	(103,234)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	360	2,150
Purchases of property, plant and equipment	(18,799)	(21,441)
Purchase of intangible assets	(2,200)	-
Purchases of available-for-sale securities	(47,933)	(64,802)
Sales and maturities of available-for-sale securities	43,268	22,015
Investment in equity and cost method investees	(2,730)	(6,572)
Proceeds from asset disposals	726	19
NET CASH USED IN INVESTING ACTIVITIES	(27,308)	(68,631)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(52)	(52)
Repurchase of common shares	(57,074)	-
Dividends paid to common shareholders	(9,145)	-
Excess tax benefits from stock-based compensation	13	1,406
Exercise of stock options	813	1,329
Other	(102)	(97)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(65,547)	2,586
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(3,261)	3,690
NET DECREASE IN CASH AND CASH EQUIVALENTS	(122,431)	(165,589)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	383,547	415,209
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$261,116	$249,620
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$820	$618
Income taxes (net of refunds)	$11,239	$6,853
SCHEDULE OF NONCASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$4,035	$8,324

The Babcock & Wilcox Company
Business Segment Information (Restated)
For the Periods Ended March 31, 2013 and 2012
(In thousands of U.S. dollars)

	Three Months Ended
	3/31/13	3/31/12
REVENUES:
Power Generation	$461,463	$414,273
Nuclear Operations	261,139	250,178
Technical Services	25,229	24,973
Nuclear Energy	63,516	86,557
mPower	304	29
Adjustments and Eliminations	(6,228)	(10,118)
TOTAL	$805,423	$765,892

SEGMENT INCOME:
Power Generation	$33,330	$39,505
Nuclear Operations	54,724	54,827
Technical Services	14,179	15,082
Nuclear Energy	2,258	11,735
mPower	(26,947)	(27,926)
SUBTOTAL	77,544	93,223
Corporate	(8,908)	(6,803)
Special Charges for Restructuring Activities	(8,423)	0
TOTAL	$60,213	$86,420

EQUITY IN INCOME OF INVESTEES:
Power Generation	$2,107	$3,822
Nuclear Operations	0	0
Technical Services	12,833	13,535
Nuclear Energy	(153)	0
mPower	0	0
TOTAL	$14,787	$17,357

PENSION EXPENSE:
Power Generation	$715	$4,823
Nuclear Operations	1,133	3,669
Technical Services	72	234
Nuclear Energy	1,063	589
mPower	0	0
Corporate	505	709
TOTAL	$3,488	$10,024

DEPRECIATION AND AMORTIZATION:
Power Generation	$5,854	$4,588
Nuclear Operations	6,689	8,489
Technical Services	48	74
Nuclear Energy	1,567	1,545
mPower	122	0
Corporate	3,078	3,019
TOTAL	$17,358	$17,715

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$5,671	$4,839
Nuclear Operations	0	119
Technical Services	26	215
Nuclear Energy	1,171	820
mPower	21,478	23,043
TOTAL	$28,346	$29,036

CAPITAL EXPENDITURES:
Power Generation	$5,759	$5,731
Nuclear Operations	7,716	12,774
Technical Services	0	0
Nuclear Energy	1,422	865
mPower	936	0
Corporate	2,966	2,071
TOTAL	$18,799	$21,441

BACKLOG:
Power Generation	$2,304,783	$2,650,767
Nuclear Operations	2,931,322	2,931,859
Technical Services	9,010	21,782
Nuclear Energy	239,237	349,041
mPower	2,897	2,391
TOTAL	$5,487,249	$5,955,840

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, Vice President, Treasurer and Investor Relations, 704-625-4944
investors@babcock.com
or
Media Contact:
Ryan Cornell, Public Relations Specialist, 330-860-1345
rscornell@babcock.com